UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2015

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On October 30, 2015, Jarden Corporation (the “Company”) entered into Amendment No. 2 to its Amended and Restated Credit Agreement (as defined below) (the “Amended and Restated Credit Agreement Amendment”), which amended certain provisions of the Amended and Restated Credit Agreement, dated as of December 19, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among the Company, as the US Borrower, Jarden Lux Holdings S.à r.l. and Jarden Lux Finco S.à r.l., Barclays Bank PLC, as administrative agent and collateral agent (the “Administrative Agent”), and the several lenders (the “Lenders”) and letter of credit issuers from time to time party thereto. Jarden Lux Holdings S.à r.l. and Jarden Lux Finco S.à r.l. are wholly-owned direct or indirect subsidiaries of the Company.

The Amended and Restated Credit Agreement Amendment was entered into in order to implement a $200,000,000 increase in the Company’s Tranche A Term Loan Facility under the Amended and Restated Credit Agreement, which matures on December 19, 2019.

In connection with the execution of the Amended and Restated Credit Agreement Amendment, the Company and each existing guarantor under the Amended and Restated Credit Agreement executed a Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement (the “Consent”) whereby they consented to the terms of the Amended and Restated Credit Agreement Amendment and agreed that the terms of the Amended and Restated Credit Agreement Amendment will not affect in any way their respective obligations and liabilities under any loan document.

The foregoing summary description of the Amended and Restated Credit Agreement Amendment, the Consent and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete texts of the Amended and Restated Credit Agreement Amendment and the Consent, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein.

Senior Notes Closing

On October 30, 2015, the Company completed the private offering (the “Offering”) of $300 million in aggregate principal amount of its 5% Senior Notes due 2023 (the “Notes”).

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and unless so registered, the securities may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were issued by the Company to Barclays Capital Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC and the other initial purchasers named in a purchase agreement (the “Initial Purchasers”) among the Initial Purchasers, the Company and the guarantor subsidiaries party thereto, in a private placement pursuant to Section 4(2) of the Securities Act and were resold by the Initial Purchasers in the United States to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S.

persons in compliance with Regulation S under the Securities Act only. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement.

The Notes are governed by an indenture (the “Indenture”), dated October 30, 2015, by and among the Company, certain of its domestic subsidiaries as guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Trustee is a lender under the Company’s securitization facility and also acts as trustee under the Company’s 3 3⁄4% senior notes due 2021, 6  1⁄8% senior notes due 2022, 7  1⁄2% senior subordinated notes due 2017, 1  7⁄8% senior subordinated convertible notes due 2018, 1 1⁄2% senior subordinated convertible notes due 2019 and 1  1⁄8% senior subordinated convertible notes due 2034. Under the Company’s senior secured credit facility, Wells Fargo Securities, LLC, an affiliate of the Trustee, is a joint book-running manager and Wells Fargo, N.A., an affiliate of Trustee, is a co-documentation agent and a lender.

The Notes will mature on November 15, 2023, unless earlier redeemed pursuant to the terms of the Indenture. The Notes will bear interest at a rate of 5.00% per year until maturity. Interest will be payable in cash, semi-annually in arrears, on May 15 and November 15 of each year, beginning on May 15, 2016. The Company will make each interest payment to the holders of record to be determined on the immediately preceding May 1 and November 1.

The Company’s domestic subsidiaries which guarantee the Company’s senior secured credit facility from time to time (which are the same subsidiaries that guarantee the Company’s outstanding senior notes and other outstanding senior subordinated notes) will unconditionally guarantee the Notes on an unsecured senior basis (the “Guarantees”).

The Notes will be the Company’s senior unsecured obligations and will rank pari passu in right of payment with all of the Company’s existing and future senior indebtedness, including the Company’s senior secured credit facility and the Company’s 3 3⁄4% Senior Notes due 2021 and 6 1⁄8% senior notes due 2022, and will rank senior in right of payment to the Company’s existing and future senior subordinated indebtedness, including the Company’s 7 1⁄2% senior subordinated notes due 2017, the Company’s 1 7⁄8% senior subordinated convertible notes due 2018, the Company’s 1 1⁄2% senior subordinated convertible notes due 2019 and the Company’s 1 1⁄8% senior subordinated convertible notes due 2034. The Notes will be effectively subordinated to the Company’s secured indebtedness, including debt outstanding under the Company’s senior secured credit facility, to the extent of the value of the related collateral, and structurally subordinated to indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes (including rights of trade payables).

At any time prior to November 15, 2018, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the applicable premium, as set forth in the Indenture, as of the date of redemption, plus accrued and unpaid interest to the date of redemption. On or after November 15, 2018, the Company may redeem all or part of the Notes at any time at specified redemption prices ranging from 100.000% to 103.750% of the principal amount, plus accrued and unpaid interest to the date of redemption. In addition, prior to November 15, 2018, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from certain public equity offerings at a redemption price of 105.000% of the principal amount, plus accrued and unpaid interest to the date of redemption.

If a change of control of the Company occurs, each holder shall have the right to require that the Company purchase all or a portion of such holder’s Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest to the date of the purchase.

The Indenture governing the Notes, among other things, limits the ability of the Company and certain of its subsidiaries to, subject to certain exceptions and limitations:

•	incur additional indebtedness;

•	pay dividends or distributions on, or repurchase capital stock;

•	issue preferred stock of subsidiaries;

•	in the case of certain of the Company’s subsidiaries, pay dividends or make other payments to the Company;

•	make certain investments;

•	create liens;

•	enter into transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer or sell assets.

The Indenture provides for customary events of default which include (subject in certain instances to customary grace and cure periods), among other things:

•	failure to pay any principal or interest when due under the Notes;

•	failure to observe or perform certain covenants under the Notes;

•	a default in or failure to pay certain other indebtedness;

•	failure to pay final judgments for certain amounts of money against the Company or certain of its subsidiaries; and

•	certain bankruptcy events with respect to the Company or certain of its subsidiaries.

If an event of default occurs, the Trustee or holders of at least 25% of the aggregate principal amount of the then outstanding Notes may, among other things, declare the entire outstanding balance of principal of, and accrued interest on, all outstanding Notes to be immediately due and payable. If an event of default involving certain bankruptcy events with respect to the Company occurs, payment of principal of, and interest on, the Notes will be accelerated without any action on the part of the Trustee or any holder of Notes.

A copy of the Indenture and the form of the 5% Senior Note due 2023 (“Form of Note”) are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Indenture and the Form of Note and transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Indenture and Form of Note.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 2, 2015, the Company completed the previously announced acquisition (the “Acquisition”) of Visant Holding Corp., a Delaware Corporation (“Visant”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among VHC Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Visant, and the stockholder representatives named therein. Pursuant to the terms of the Merger Agreement, the Company acquired 100% of the equity interests of Visant for an enterprise value of approximately $1.5 billion, subject to certain purchase price adjustments. The Company financed the Acquisition from the proceeds of its recently completed common stock offering and the Company’s facilities increase and Notes offering described in Item 1.01 of this Current Report on Form 8-K and from cash on hand.

The foregoing description of the Merger Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2015 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion under the headings “Credit Agreement Amendment” and “Senior Notes Closing” in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	Indenture related to Jarden Corporation’s 5% Senior Notes due 2023, dated as of October 30, 2015, among Jarden Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5% Senior Note due 2023 (included as Exhibit A to Exhibit 4.1 hereto).

10.1	Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of October 30, 2015, among Jarden Corporation, as the US Borrower, Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders and letter of credit issuers party thereto.

10.2	Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement relating to Amendment No. 2 to the Amended and Restated Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2015

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary

Exhibit Index

Number	Exhibit

4.1	Indenture related to Jarden Corporation’s 5% Senior Notes due 2023, dated as of October 30, 2015, among Jarden Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5% Senior Note due 2023 (included as Exhibit A to Exhibit 4.1 hereto).

10.1	Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of October 30, 2015, among Jarden Corporation, as the US Borrower, Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders and letter of credit issuers party thereto.

10.2	Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement relating to Amendment No. 2 to the Amended and Restated Credit Agreement.